 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 First Resources Corp.

 We hereby consent to this inclusion in this Registration Statement on Form S-1, of our report dated April 12, 2010, of First Resources Corp. relating to the financial statements as of June 30, 2010, and the reference to our firm under the caption “Experts” in the Registration Statement.

 /s/ M&K CPAS, PLLC

 Houston, Texas

September 16, 2010